ChinaCast Education Authorizes $50 Million
Share Repurchase Program

Beijing, March 16, 2011 -- ChinaCast Education ("ChinaCast," “CAST” or the "Company", Nasdaq GS: CAST), a leading for-profit, post-secondary education and e-learning services provider in China, today announced that its Board of Directors has approved the repurchase by the Company of up to $50 million of its common shares over the next 12 months.

Ron Chan, Chairman and Chief Executive Officer of ChinaCast stated, “Our business continues to generate substantial free cash flow and we believe that the Company should utilize a portion of our cash balances for the benefit of all of our long term shareholders by purchasing shares at what we believe are compelling valuations.  Given that it is difficult to find accredited private university acquisitions in China at valuations below 7 to 9 times EBITDA, management has decided to allocate approximately one third of our current cash balances toward a share repurchase program at essentially much lower EBITDA valuations.  Share repurchases at CAST’s current market value are also highly accretive to the Company’s E.P.S. growth.  Additionally, if the public markets were to continue to offer an opportunity for us to purchase CAST shares at what the Company believes are compelling valuations, we reserve the right to approve the allocation of  a greater portion of our cash resources for additional share repurchases in the future.”

Repurchases will be made in accordance with applicable securities laws in the open market or in privately negotiated transactions. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities:  The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan.  These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael Santos, President-International
+1-202-361-3403
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net